Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of FluoroPharma Medical, Inc. a Nevada corporation (the “Company”), on Form 10-Q for the quarterly period ending March 31, 2013 as filed with the Securities and Exchange Commission (the “Report”), I, Tamara Rhein, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to my knowledge:

 (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Tamara Rhein
Tamara Rhein
Chief Financial Officer (Principal Financial and Accounting Officer)
Date: May 15, 2013